EXHIBIT 10.1
BEYOND MEAT, INC.
CONSULTING AGREEMENT

This Consulting Agreement (as amended from time to time, this “Agreement”) is made effective as of June 5, 2021 (the “Effective Date”) by and between BEYOND MEAT, INC., a Delaware corporation (the “Company”), and Charles Muth, a resident of Florida (“Consultant”). Each of the Company and Consultant is sometimes referred to herein as a “Party” and together as the “Parties”.
1.Consulting Relationship. During the Term (as defined below), Consultant will provide consulting services to the Company as described on Exhibit A hereto (the “Services”). Consultant represents that Consultant is duly licensed (as applicable) and has the qualifications, the experience, and the ability to properly perform the Services. Consultant shall use Consultant’s reasonable efforts to perform the Services. Consultant agrees to provide a minimum of five (5) hours of Services per month during the Term.
2.Fees. As consideration for the Services to be provided by Consultant and other obligations, the Company shall pay to Consultant the amounts specified in Exhibit B hereto.
3.Expenses. Consultant shall not be authorized to incur any costs or expenses on behalf of the Company and will be responsible for all expenses incurred while performing the Services, unless otherwise agreed to by the Company in writing. If approved, as a condition to receipt of expense reimbursement, Consultant shall be required to submit supporting documentation to the Company.
4.Term and Termination. Consultant shall serve as a consultant to the Company for a period commencing on June 5, 2021 and terminating on October 5, 2021 unless otherwise ended earlier as provided herein (the “Term”). Notwithstanding the above, if (i) Company materially breaches any of its material obligations under this Agreement or Consultant materially breaches this Agreement by refusing to provide the minimum Services required pursuant to Section 1 of this Agreement (a “Material Breach”), (ii) Consultant enters into an employment or consulting engagement with any third party that unreasonably interferes with the performance of Consultant’s Services hereunder, (iii) Consultant is employed by or otherwise involved with entities or individuals that compete, or are preparing to compete, with the Company, or (iv) Consultant materially breaches Consultant’s material obligations under the Confidential Information and Invention Assignment Agreement by and between Consultant and the Company effective May 8, 2017 (“CIIAA”), the non-breaching party may terminate this Agreement, Consultant’s Services hereunder and the Term, effective immediately if the breaching Party fails to cure the breach within three (3) calendar days after having received written notice from the non-breaching Party of the breach (any termination pursuant to subsections (i), (ii), (iii) or (iv), a “Cause Termination”). The Company’s lack of work to provide or refusal to provide work to Consultant that prevents Consultant from performing the minimum Services required pursuant to Section 1 of this Agreement shall not constitute a Cause Termination.
5.Independent Contractor. The Parties agree that Consultant is an independent contractor and that Consultant performs work outside the usual course of the Company’s business. Consultant acknowledges and affirms that Consultant is engaged in an independently established trade, occupation, or business. Nothing contained herein shall be deemed or construed as creating an employment relationship, joint venture, fiduciary relationship, agency or partnership between Consultant and the Company.
(a)Method of Provision of Services. Consultant shall be solely responsible for determining the manner, method, details and means of performing the Services. The Company shall not control the manner, method, details or means by which Consultant performs the Services. The Company shall not supervise Consultant in the day-to-day performance of Consultant’s Services.
(b)Assistants. Consultant may not employ or engage the services of employees, subcontractors, partners or agents to perform the Services.
(c)No Authority to Bind Company. Consultant acknowledges and agrees that Consultant has no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.
(d)No Benefits. Consultant acknowledges and agrees that Consultant shall not be eligible for any Company employee benefits, such as paid vacation, workers’ compensation, group health insurance, life or disability insurance, paid leave, pension, or unemployment insurance and, to the extent Consultant otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, Consultant hereby expressly declines to participate in such Company employee benefits.
(e)Taxes; Indemnification. Consultant shall have full responsibility for applicable taxes for all compensation paid to Consultant under this Agreement, including any withholding requirements that apply to any such taxes, and for compliance with all applicable labor and employment requirements with respect to Consultant’s self-employment, sole proprietorship or other form of business organization. Consultant agrees to indemnify, defend and hold the Company harmless from any liability for, or assessment of, any claims or penalties or interest with respect to such taxes, labor or employment requirements, including any liability for, or assessment of, taxes imposed on the Company by the relevant taxing authorities with respect to any compensation paid to Consultant or any liability related to the withholding of such taxes. Consultant must complete and submit a Form W-9 or other applicable tax form to the Company before any payment will be issued and must meet and comply with the qualifications, standards and regulations contained therein.
(f)Supplies and Equipment. Consultant shall be responsible for all supplies and equipment required to perform the Services, except where otherwise agreed by the Parties in writing.
6.Consulting or Other Services for Competitors. During the Term, Consultant shall be free to pursue other employment or consulting engagements with third parties, provided Consultant’s other employment or engagements do not unreasonably interfere with the performance of Consultant’s Services to the Company hereunder and Consultant is not employed by, advising or providing other services to, and does not hold more than 1% of the outstanding shares of the capital stock of (or other equity interest) in, any entities or individuals that compete, or are preparing to compete, with the Company. The Company shall not require

Consultant to perform the Services in a manner that would unreasonably interfere with Consultant’s performance of Consultant’s other professional duties; any such potential conflicts should be discussed with the Company’s Chief Executive Officer.
7.CIIAA and Certain Policies. Consultant understands that, during the Term, the Company intends to provide Consultant with certain information, including Confidential Information (as defined in the CIIAA), without which Consultant would not be able to perform Consultant’s Services, and that such information shall be held in accordance with the terms of the CIIAA. Consultant hereby further acknowledges that Consultant has received and reviewed and further agrees to comply with the Company’s Code of Business Conduct and Ethics and the Company’s Insider Trading Policy. Specifically, Consultant agrees to abide by the U.S. Foreign Corrupt Practices Act, which prohibits Consultant from directly or indirectly giving anything of value to a government official to obtain or retain business or favorable treatment. Consultant also specifically agrees to refrain from trading in Company securities while aware of material, non-public information learned in connection with Services performed.
8.Arbitration. Consultant and the Company agree that, to the fullest extent permitted by applicable law, any and all claims or disputes relating to, arising from or regarding the Parties’ relationship, Consultant’s Services or this Agreement shall be resolved by final and binding arbitration, including claims against the Company’s current or former employees, officers, directors or agents. The arbitrator shall determine arbitrability of claims (except as to the Class Waiver (as defined below)). Consultant and the Company agree to bring any claim in arbitration before a single JAMS arbitrator pursuant to the applicable JAMS rules as agreed by the Parties or determined by the arbitrator. See https://www.jamsadr.com/adr-rules-procedures/. Consultant and the Company further agree that such claims shall be resolved on an individual basis only, and not on a class, collective, representative, or private attorney general act representative basis on behalf of others (“Class Waiver”), to the fullest extent permitted by applicable law. Any claim that all or part of the Class Waiver is invalid, unenforceable, unconscionable, or void may be determined only by a court of competent jurisdiction. In no case may class, collective or representative claims proceed in arbitration. Consultant and the Company waive any rights to a jury trial or a bench trial in connection with the resolution of any claim under this arbitration agreement (although both Parties may seek interim emergency relief from a court to prevent irreparable harm to their confidential information or trade secrets pending the conclusion of any arbitration). Claims will be governed by applicable statutes of limitations. To the extent required by applicable law, the fees of the arbitrator and all other costs that are unique to arbitration shall be paid by the Company. Each Party shall be solely responsible for paying its own further costs for the arbitration, including, but not limited to, its own attorneys’ fees and/or its own witnesses’ fees. The arbitrator may award fees and costs (including attorneys’ fees) to the prevailing Party to the extent authorized by applicable law. This arbitration agreement shall be construed and interpreted in accordance with the Federal Arbitration Act. In the event that any portion of this arbitration agreement is deemed illegal or unenforceable, such provision shall be severed and the remainder of the arbitration agreement shall be given full force and effect.
9.Miscellaneous.
(a)Governing Law. The validity, interpretation, construction and performance of this Agreement and the rights and obligations of the Parties hereto shall be governed, construed and interpreted in accordance with the laws of the state in which the

Consultant primarily works, without giving effect to principles of conflicts of law, except as set forth in the arbitration agreement.
(b)Entire Agreement. This Agreement, together with its Exhibits and any documents referenced therein, sets forth the entire agreement and understanding of the Parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings, and agreements, whether oral or written, between them relating to the subject matter.
(c)Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the Parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.
(d)Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered via email to the e-mail addresses identified below.
(e)Severability. The provisions of this Agreement are severable. If one or more of the provisions in this Agreement are deemed illegal, void or unenforceable to any extent in any context, such provision(s) shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected.
(f)Voluntary Execution. Consultant certifies and acknowledges that Consultant has carefully read all of the provisions of this Agreement, that Consultant understands and has voluntarily accepted such provisions, and that Consultant will fully and faithfully comply with such provisions.
(g)Advice of Counsel. Each Party acknowledges that, in executing this Agreement, it has had the opportunity to seek the advice of independent legal counsel.
(h)Construction. This Agreement is the result of negotiations between and has been reviewed by each of the Parties hereto; accordingly, this Agreement shall be deemed to be the product of all of the Parties hereto, and no ambiguity shall be construed in favor of or against any Party.
(i)Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution via DocuSign or similar service will have the same force and effect as execution of an original, and such a signature will be deemed an original and valid signature.
(j)Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Agreement or any notices required by applicable law or the Company’s Certificate of Incorporation or Bylaws by email or any other electronic means. Consultant hereby consents to (i) conduct business electronically (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
[Signature Page Follows]

The Parties have executed this Agreement on the respective dates set forth below, to be effective as of the Effective Date.
THE COMPANY: BEYOND MEAT, INC.
By:/s/ Ethan Brown
    (Signature)
Name: Ethan Brown
Title: CEO
E-mail: [email]
Date: 7/6/2021

CONSULTANT: CHARLES MUTH
/s/ Charles Muth
    (Signature)

Email:[email]
Date: 7/2/21

EXHIBIT A
DESCRIPTION OF CONSULTING SERVICES

Transition services to the Company.
Assist with global and domestic growth-related projects.
EXHIBIT A TO CONSULTING AGREEMENT

EXHIBIT B
COMPENSATION
Check and fill in the applicable payment terms and delete inapplicable terms:
[ ]    For Services rendered by Consultant under this Agreement, the Company shall pay Consultant at the rate of USD $ per month/week/hour. Consultant shall submit an invoice to the Company on a bi-weekly/monthly basis, and the Company shall pay Consultant within __ business days of receipt of the invoice.
[ ]    Consultant shall be paid $______ upon the execution of this Agreement and $______ upon completion of the Services specified in Exhibit A. Consultant shall submit an invoice for each payment and the Company shall pay Consultant within __ business days of receipt of the invoice.
[X]    The Company previously granted to Consultant one or more equity awards covering shares of the Company’s Common Stock pursuant to the Company’s 2011 Equity Incentive Plan, as amended and restated as the Company’s 2018 Equity Incentive Plan (together, the “Plan”). Consultant acknowledges and agrees that the information on the Company equity awards granted to Consultant (including any transferred Company equity awards) that is available through Benefits OnLine by Merrill Lynch accurately reflects the Company equity awards previously granted to Consultant as of the date hereof (such equity awards, Consultant’s “Company Equity Awards”).
The Parties agree that Consultant’s service to the Company will be continuous for purposes of Consultant’s Company Equity Awards and the Plan such that Consultant will not experience a termination of Continuous Service or Service Provider status (each as defined in the Plan) as a result of the end of Consultant’s employment with the Company and commencement of Consultant’s status as a consultant to the Company. Accordingly, as consideration for the Services to be provided by Consultant pursuant to this Agreement, and for the other obligations set forth herein, vesting of Consultant’s Company Equity Awards will continue for so long as Consultant’s service with the Company continues pursuant to this Agreement to the extent provided by the Plan and the applicable award agreements.
[X]    During the Term, Consultant shall not be authorized to incur any costs or expenses on behalf of the Company and will be responsible for all expenses incurred while performing the Services unless otherwise agreed to by the Company’s Chief Executive Officer, which consent shall be evidenced in writing for any expenses in excess of $1,000 USD in the aggregate. As a condition to receipt of reimbursement for authorized expenses, Consultant shall submit to the Company proper documentation and, if requested by the Company, reasonable evidence that the amount involved was both reasonable and necessary to the Services.
EXHIBIT B TO CONSULTING AGREEMENT